Exhibit 10.5

INDEMNIFICATION ESCROW AGREEMENT

This INDEMNIFICATION ESCROW AGREEMENT (this “Agreement”) is made and entered into as of December 10, 2020 by and among Fusion Fuel Green PLC (formerly known as Fusion Fuel Green Limited and Dolya Holdco 3 Limited) (“Parent”), Fusion Welcome – Fuel, S.A. (the “Company”), Fusion Welcome, S.A. (“Company Shareholder Representative”) as the representative of the Company Shareholders (as defined in the Business Combination Agreement), HL Acquisitions Corp. (“HL”), Jeffrey Schwarz (“HL Representative”) as the representative of the former shareholders of HL, and Continental Stock Transfer & Trust Company (the “Escrow Agent”). Parent, the Company, the Company Shareholder Representative, HL, and the HL Representative are collectively referred to in this Agreement as the “Escrow Parties”. The Escrow Parties and the Escrow Agent are collectively referred to in this Agreement as the “Parties” and each individually as a “Party”.

RECITALS

A. WHEREAS, Parent, HL, the Company, the Company Shareholders, and the other parties thereto have entered into a Business Combination Agreement dated as of June 6, 2020, as amended and restated on August 25, 2020 (as may be further amended from time to time, the “Business Combination Agreement”), pursuant to which (i) Fusion Fuel Atlantic Limited, a British Virgin Islands business company and wholly owned subsidiary of Parent, will merge with and into HL with HL being the surviving entity of such merger (the “Merger”) and becoming a wholly-owned subsidiary of Parent, followed immediately by (ii) the acquisition by Parent of all of the issued and outstanding shares of the Company (the “Share Exchange”, and together with the Merger, the “Transactions”).

B. WHEREAS, upon consummation of the Share Exchange, each Company Shareholder will receive its pro rata portion of an aggregate of 2,125,000 Class B ordinary shares of Parent (“Parent Class B Ordinary Shares”) and warrants to purchase an aggregate of 2,125,000 Class A ordinary shares of Parent (“Parent Class A Ordinary Shares”), and the Company Shareholders will be allotted the right to receive a portion of up to an aggregate of an additional 1,137,000 Parent Class A Ordinary Shares and warrants to purchase up to an aggregate of 1,137,000 Parent Class A Ordinary Shares upon the satisfaction of certain earnout targets.

C. WHEREAS, the Business Combination Agreement contemplates the execution and delivery of this Agreement and the deposit by Parent with the Escrow Agent of 212,500 Parent Class B Ordinary Shares (the “Escrow Shares”), allocated among the Company Shareholders in the same proportions as the total Company Consideration is allocated among them, to satisfy any Losses that are recoverable against the Company Shareholders pursuant to and in accordance with the Business Combination Agreement.

D. WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to such terms in the Business Combination Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Escrow Parties and Escrow Agent, intending to be legally bound, agree as follows:

Section 1. Escrow.

1.1 Appointment; Shares Placed in Escrow. The Escrow Parties hereby appoint the Escrow Agent as their escrow agent for the purposes set forth herein, and the Escrow Agent hereby accepts such appointment and agrees to act as escrow agent in accordance with the terms and conditions set forth herein. Simultaneously with the execution and delivery of this Agreement, Parent shall instruct the Escrow Agent to include an escrow legend and stop transfer order against the book entry positions representing the Escrow Shares, and to issue such restricted book entry positions in the name of the Company Shareholders and in the amounts as set forth on Exhibit A hereto, which, for the avoidance of doubt, have been calculated in the same proportions as the Parent Class B Ordinary Shares are allocated among the Company Shareholders, together with an assignment separate from each such certificate executed in blank by each such Company Shareholder, with medallion signature guarantees.

1.2 Escrow Account. The Escrow Agent will issue its written confirmation of the receipt of the Escrow Shares and, upon delivery, shall hold the Escrow Shares in an account established with the Escrow Agent, with a separate account for each Company Shareholder’s portion of the Escrow Shares, subject to the terms of Section 3 below (collectively, the “Escrow Account”).

1.3 Trust Fund. The Escrow Shares shall be held, by way of security, on bare trust and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any Escrow Party or any of its respective affiliates. The Escrow Agent shall hold and safeguard the Escrow Shares until the Termination Date (as defined in Section 5) or earlier release in accordance with this Agreement.

1.4 Rights as Shareholders. Except as otherwise provided in this Agreement, the Company Shareholders shall retain all of their rights as shareholders of Parent with respect to the Escrow Shares while such remain in the Escrow Account, including, without limitation, the right of the Company Shareholders to vote their Parent Class B Ordinary Shares included in the Escrow Shares.

1.5 Dividends. All dividends payable in cash with respect to the Escrow Shares held in the Escrow Account shall be paid to the Company Shareholders in the same proportions as the Parent Class B Ordinary Shares are allocated among them, but all dividends payable in stock or other non-cash property (“Non-Cash Dividends”) shall be delivered to the Escrow Agent to hold in accordance with the terms hereof. As used herein, the term “Escrow Fund” shall be deemed to include the Non-Cash Dividends distributed thereon, if any.

1.6 Transfers. The Company Shareholder Representative acknowledges on behalf of the Company Shareholders that the Escrow Shares are subject to lock-up provisions set forth in the Business Combination Agreement. In the event a Company Shareholder makes a transfer prior to the end of the lock-up period as set forth in the Business Combination Agreement with respect to his, her, or its Escrow Shares, the Company Shareholder Representative shall deliver to the Escrow Agent, on behalf of the transferring Company Shareholder, (i) an assignment separate from certificate executed by the transferring Company Shareholder, with medallion signature guaranty, evidencing the transfer of the Escrow Shares, (ii) an assignment separate from certificate executed in blank by the transferee with medallion signature guaranty, with respect to the transferred Escrow Shares and (iii) a written acknowledgement of the transferee that the transferred Escrow Shares are subject to this Agreement and, if applicable, the transfer has been duly stamped by the Irish Revenue Commissioners. Upon receipt of such documents, the Escrow Agent shall deliver to Parent’s transfer agent the original certificate(s) representing the Escrow Shares which have been transferred, together with the executed assignment separate from certificate executed by the transferring Company Shareholder, and shall request that Parent issue new certificates representing the number of Escrow Shares, if any, that continue to be owned by the transferring Company Shareholder and the number of Escrow Shares owned by the transferee as the result of such transfer. The Escrow Agent shall place the new certificates representing the Escrow Shares owned by the transferee and by the transferring Company Shareholder into escrow and shall update Exhibit A hereto. Parent, the transferring Company Shareholder and the transferee shall cooperate in all respects with the Escrow Agent in documenting each such transfer and in effectuating the result intended to be accomplished thereby.

Section 2. Release of Escrow.

The Escrow Shares held pursuant to this Agreement are intended to provide an exclusive remedy in respect of indemnification claims brought pursuant to the Business Combination Agreement. The Parties shall act in accordance with, and the Escrow Agent shall hold as bare trustee, and release the Escrow Shares, as provided in, this Section 2.

2.1 Indemnification Related Claims.

(a) At any time and from time to time on or prior to the Escrow Termination Date, the HL Representative, acting on behalf of any HL Indemnitee, may make a claim for indemnification pursuant to and in accordance with Article XI of the Business Combination Agreement (a “Claim”) by delivering to the Escrow Agent and Parent a Notice of Claim setting forth (i) the information required to be included in a Notice of Claim pursuant to the Business Combination Agreement and (ii) the estimated number of Escrow Shares to be forfeited and cancelled in satisfaction of the Claim.

(b) If the Escrow Agent has not received a written objection to such Claim or portion thereof or the amount of such Claim from Parent within twenty (20) calendar days following the Escrow Agent’s and Parent’s receipt of the Notice of Claim, the HL Representative shall promptly calculate the Fair Market Value (as defined below) of the Escrow Shares to be reviewed and confirmed by Parent, and Parent and the HL Representative shall deliver a joint instruction (“Forfeiture Instruction”) to the Escrow Agent to release for forfeiture and cancellation such number of Escrow Shares equal to the quotient of (i) the amount of Loss as set forth in the Notice of Claim divided by (ii) the Fair Market Value. Upon the Escrow Agent’s receipt of the Forfeiture Instruction, the Escrow Agent shall release for forfeiture and cancellation the number of Escrow Shares as set forth in the Forfeiture Instruction from the accounts maintained on behalf of each Company Shareholder in the same proportion that the total Company Consideration is allocated among them. In no event shall the Escrow Agent be required to calculate Fair Market Value or make a determination of the number of Escrow Shares to be forfeited and cancelled in satisfaction of any Claim in the aggregate or from the account maintained on behalf of any particular Company Shareholder. The Escrow Parties agree that the foregoing right to satisfy Claims by the cancellation and forfeiture of any Escrow Shares may be made notwithstanding any other agreements restricting or limiting the ability of any Company Shareholder to sell or transfer any Escrow Shares of Parent or otherwise.

(c) If Parent in good faith delivers to the Escrow Agent and HL Representative a written objection (a “Dispute Notice”) to any Claim or portion thereof or to the amount of such Claim within twenty (20) calendar days following both the Escrow Agent’s and Parent’s receipt of the Notice of Claim, then the Escrow Agent shall not release any of the Escrow Shares that are the subject of the Dispute Notice until the Escrow Agent receives either (i) a Forfeiture Instruction signed by Parent and the HL Representative authorizing the release of such number of Escrow Shares for cancellation and forfeiture in satisfaction of the Claim or (ii) a Final Determination directing the release for cancellation and forfeiture of such number of Escrow Shares as set forth in the Final Determination or, if the Final Determination determines the dollar value of the Claim but does not calculate the number of Escrow Shares to be forfeited and cancelled, in a Forfeiture Instruction delivered by the HL Representative and Parent together with the Final Determination. Notwithstanding the foregoing, if Parent objects only in part to the amount of the Claim, then after the lapse of the aforementioned twenty (20) calendar day period the HL Representative and Parent shall submit a Forfeiture Instruction to the Escrow Agent setting forth the portion of the Claim not objected to by Parent, pursuant to Section 2.1(b). Upon receipt of a Final Determination and/or Forfeiture Instruction, as the case may be, the Escrow Agent shall release such number of Escrow Shares in the Escrow Account in accordance with such Final Determination and/or Forfeiture Instruction.

(d) Notwithstanding anything to the contrary herein, no Claim shall be payable unless and until the aggregate amount of indemnifiable Losses exceeds €750,000 (“Threshold”), in which case all Losses that exceed the Threshold shall be indemnifiable.

2.2 Release of Remaining Escrow.

(a) On the tenth (10th) Business Day after Parent files its annual report for the year ending December 31, 2021 (“Escrow Termination Date”), the Escrow Agent shall release the Escrow Shares remaining in the Escrow Account, less such number of Escrow Shares representing the value of any Unresolved Claims (defined below), to the Company Shareholders in accordance with Joint Release Instructions specifying the number of Escrow Shares to be distributed to each Company Shareholder (or transferee pursuant to Section 1.6 hereof).

(b) Unresolved Claims for which Parent has objected in accordance with Section 2.1 shall be administered in accordance with Section 2.1(c).

(c) Upon the expiration of the twenty (20) calendar day objection period for any Unresolved Claims for which no Dispute Notice has been delivered, Parent and the HL Representative shall submit a Forfeiture Instruction to the Escrow Agent setting forth the portion of the Claim not objected to by Parent, and the Escrow Agent shall release such number of Escrow Shares for forfeiture and cancellation as set forth in the Forfeiture Instruction, pursuant to Section 2.1(b).

(d) After the resolution of each Unresolved Claim, any remaining portion of the Escrow Account not released for cancellation and forfeiture and not subject to other Unresolved Claims shall be released promptly thereafter by the Escrow Agent to the Company Shareholders in accordance with a Joint Release Instruction.

2.3 Court Order. Notwithstanding any other provision in this Agreement to the contrary, the Escrow Agent shall release the Escrow Account (or any portion thereof) in accordance with a notice from either Parent or the HL Representative of a Final Determination, along with a copy of the order, pursuant to which such court has determined whether and to what extent either the Escrow Shares shall be forfeited and cancelled or the Company Shareholders are entitled to the Escrow Shares, as applicable. If the Final Determination determines the dollar value of the Claim but does not calculate the number of Escrow Shares to be forfeited and cancelled, Parent and the HL Representative shall deliver a Forfeiture Instruction together with the Final Determination showing the number of Escrow Shares to be forfeited and cancelled from the accounts maintained on behalf of each Company Shareholder.

2.4 Claims in Excess of Escrow. If at any time during the term of this Agreement the number of Escrow Shares required to be released for cancellation and forfeiture pursuant to Section 2.1 exceeds the number of Escrow Shares remaining in the Escrow Account, the Escrow Agent shall release the entire Escrow Account for cancellation and forfeiture and the rights of the HL Indemnitees to indemnification under Article XI the Business Combination Agreement shall be satisfied in full and extinguished.

2.5 Call Back Authorized Individuals. In the event a Joint Release Instruction is delivered to the Escrow Agent, whether by e-mail, facsimile, mail, courier or otherwise, the Escrow Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibits B-1 and/or B-2 annexed hereto (the “Call Back Authorized Individuals”), and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To ensure accuracy of the instructions it receives, the Escrow Agent may record such call backs. If the Escrow Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not execute the instruction until all such issues have been resolved. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Escrow Agent.

2.6 Certain Definitions.

(a) “Business Day” means any day that is not a Saturday, a Sunday, or other day on which commercial banks located in New York, New York or Dublin, Ireland are obligated or authorized by applicable law to remain closed for business.

(b) “Fair Market Value” of the Escrow Shares means a price per share equal to the five-day trailing average of the mean of the high and low trading prices of Parent Class A Ordinary Shares on the Nasdaq Capital Market as of the five trading days immediately preceding the satisfaction of such Losses.

(c) “Final Determination” means a final non-appealable order of any court of competent jurisdiction which may be issued in respect of a Claim, together with (i) a certificate of the prevailing Escrow Party(ies) to the effect that such judgment is final and non-appealable and from a court of competent jurisdiction having proper authority and (ii) the written instructions of the prevailing Escrow Party(ies), provided that if the Final Determination directs the forfeiture and cancellation of Escrow Shares, Parent shall countersign the written instructions to confirm that the number of Escrow Shares to be forfeited and cancelled from each Company Shareholder’s account has been verified by Parent.

(d) “Joint Release Instruction” means a joint written instruction of Parent and HL Representative, which is executed by Parent and HL Representative, to the Escrow Agent directing the Escrow Agent to release all or a portion of the Escrow Account, as applicable.

(e) “Person” means any individual, general or limited partnership, firm, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or other entity, including a Governmental Authority or any department, agency, or political subdivision thereof.

(f) “Unresolved Claims” means, as of the Escrow Termination Date, the aggregate dollar amount of all Claims that are the subject of a Dispute Notice that have not previously been resolved or satisfied in accordance herewith, or were otherwise properly and timely asserted under this Agreement but unsatisfied as of the Escrow Termination Date, including any Claims for which a Notice of Claim has been delivered but for which the twenty (20) calendar day objection period has not expired as of the Escrow Termination Date.

Section 3. Fees and Expenses.

The Escrow Agent shall be entitled to receive, from time to time, fees in accordance with Schedule 1. In accordance with Schedule 1, the Escrow Agent will also be entitled to reimbursement for reasonable and documented out-of-pocket expenses incurred by the Escrow Agent in the performance of its duties hereunder and the execution and delivery of this Agreement. All fees owed to the Escrow Agent pursuant to this Agreement shall be paid for by the Parent.

Section 4. Limitation of Escrow Agent’s Liability.

4.1 Duties and Limitation of Liability. The Escrow Agent undertakes to perform such duties as are specifically set forth in this Agreement only and shall have no duty under any other agreement or document, and no implied covenants or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent shall incur no liability with respect to any action taken by it or for any inaction on its part in reliance upon any notice, direction, instruction, consent, statement or other document believed by it in good faith to be genuine and duly authorized, nor for any other action or inaction except for its own gross negligence or willful misconduct. In all questions arising under this Agreement and/or its interpretation hereof in conjunction with the Business Combination Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based upon such advice the Escrow Agent shall not be liable to anyone. In no event shall the Escrow Agent be liable for incidental, punitive or consequential damages.

4.2 Indemnity. Parent will indemnify the Escrow Agent and its officers, directors, employees and agents for, and hold it and them harmless against, any loss, liability or expense (including attorney fees) incurred by the Escrow Agent without gross negligence or willful misconduct on the part of the Escrow Agent (or its officers, directors, employees or agents), arising out of or in connection with the Escrow Agent’s carrying out its duties hereunder excluding any tax imposed on or calculated by reference to the net income received or receivable by the Escrow Agent. This right of indemnification shall survive the termination of this Agreement and the resignation of the Escrow Agent.

Section 5. Termination.

This Agreement shall terminate upon the release by the Escrow Agent of all of the Escrow Shares held in the Escrow Account in accordance with Section 2.

Section 6. Successor Escrow Agent.

In the event the Escrow Agent becomes unavailable or unwilling to continue as escrow agent under this Agreement, the Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving its written resignation to the Escrow Parties. In such event, the Escrow Parties may, by mutual agreement, appoint a successor Escrow Agent. If the Escrow Parties fail to appoint a successor Escrow Agent within thirty (30) calendar days after receiving the Escrow Agent’s written resignation, the Escrow Agent shall have the right to apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent. The Escrow Agent’s resignation will take effect upon the appointment of a successor Escrow Agent. The successor Escrow Agent shall execute and deliver to the Escrow Agent an instrument accepting such appointment, and the successor Escrow Agent shall, without further action, be vested with all the estates, property rights, powers and duties of the predecessor Escrow Agent as if originally named as Escrow Agent herein. The Escrow Agent shall act in accordance with written instructions from the Escrow Parties as to the deposit of the Escrow Shares in the Escrow Account with a successor Escrow Agent.

Section 7. Miscellaneous.

7.1 Attorneys’ Fees. In any action at law or suit in equity to enforce or interpret this Agreement or the rights of any of the Escrow Parties or Escrow Agent hereunder (including disputes relating to claims for releases from the Escrow Account), the prevailing Party in such action or suit shall be entitled to recover its reasonable attorneys’ fees and all other reasonable costs and expenses incurred in connection with such action or suit. Notwithstanding the foregoing, neither the HL Representative nor the Company Shareholder Representative shall have any personal responsibility for any such costs and expenses incurred by him or it in such representative capacity. The HL Representative and/or the Company Shareholder Representative may make a claim against the Escrow Account for any costs and expenses incurred by him or it, as applicable.

7.2 Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:

if to HL or the HL Representative, to:

HL Acquisitions Corp.

499 Park Avenue, 12th Floor

New York, NY 10022

Attention: Jeffrey E. Schwarz

E-mail: jschwarz@metrocap.net

with a copy to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: David Alan Miller / Jeffrey M. Gallant

E-mail: dmiller@graubard.com / jgallant@graubard.com

if to Parent, the Company, or the Company Shareholder Representative to:

Fusion Welcome – Fuel, S.A.

Ex-Siemens Facilities

Rua da Fabrica, S/N, Sabugo

2715-376, Almargem do Bispo

Portugal

Attention: Frederico Figueira de Chaves

Email: frederico@keyfh.com

with a copy to:

Feinberg Hanson LLP

855 Boylston Street, 8th Floor

Boston, Massachusetts 02116

Attention: David H. Feinberg, Esq.

Email: dfeinberg@feinberghanson.com

If to Escrow Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Account Administration

Telephone: (212)845-4000

Facsimile: (212) 509-5150

E-mail: accountadmin@continentalstock.com

Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. Notwithstanding the foregoing, notices addressed to the Escrow Agent shall be effective only upon receipt. If any notice or other document is required to be delivered to the Escrow Agent and any other Person, the Escrow Agent may assume without inquiry that notice or other document was received by such other Person on the date on which it was received by the Escrow Agent.

7.3 Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

7.4 Counterparts. This Agreement may be executed in one or more counterparts (including by means of electronic mail or facsimile), each of which shall be deemed an original but all of which together will constitute one and the same instrument. Facsimile and pdf signatures shall be treated as original signatures for all purposes hereunder.

7.5 Governing Law. This Agreement and any claim, controversy or dispute arising out of or related to this Agreement, any of the transactions contemplated hereby, the relationship of the Parties, and/or the interpretation and enforcement of the rights and duties of the Parties, whether arising in contract, tort, equity or otherwise, shall be governed by and construed in accordance with the domestic Laws of the State of New York.

7.6 Waiver of Jury Trial. EACH ESCROW PARTY AND THE ESCROW AGENT WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH ESCROW PARTY AND THE ESCROW AGENT AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH ESCROW PARTY AND THE ESCROW AGENT FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

7.7 Succession and Assignment. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto and each of their respective permitted successors and assigns, if any.

7.8 Amendments and Waivers. Except for amendments to Exhibit A by the Escrow Agent in accordance with Section 1.6 of this Agreement, no amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Escrow Agent and each Escrow Party. No waiver by any Party hereto of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

7.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

7.10 No Third-Party Beneficiaries. Except as expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the Parties hereto and their respective successors and permitted assigns.

7.11 Entire Agreement. This Agreement and the Business Combination Agreement set forth the entire agreement among the Parties hereto relating to the subject matter hereof and supersede any prior understandings, agreements, or representations by or among the Parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof. In the event of a conflict between this Agreement and the Business Combination Agreement, the Business Combination Agreement shall govern.

7.12 Cooperation. The Escrow Parties shall cooperate fully with each other and the Escrow Agent and to execute and deliver such further documents, certificates, agreements, stock powers and instruments and to take such other actions as may be reasonably requested by an Escrow Party or the Escrow Agent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

7.13 Construction.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neutral genders; the feminine gender shall include the masculine and neutral genders; and the neutral gender shall include masculine and feminine genders.

(b) The Parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d) Except as otherwise indicated, all references in this Agreement to “Sections” and “Schedules” are intended to refer to Sections of this Agreement and Schedules to this Agreement.

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IN WITNESS WHEREOF, the Parties hereto have duly caused this Agreement to be executed as of the day and year first above written.

PARENT:
FUSION FUEL GREEN PLC

By:	/s/ Frederico Figueira de Chaves
	Name:	Frederico Figueira de Chaves
	Title:	Director

COMPANY:
FUSION WELCOME – FUEL, S.A.

By:	/s/ Frederico Figueira de Chaves
	Name:	Frederico Figueira de Chaves
	Title:	Director

COMPANY SHAREHOLDER REPRESENTATIVE:
FUSION WELCOME, S.A.

By:	/s/ João Teixeira Wahnon
	Name:	João Teixeira Wahnon
	Title:	Director

HL:
HL ACQUISITIONS CORP.

By:	/s/ Jeffrey E. Schwarz
	Name:	Jeffrey E. Schwarz
	Title:	Chief Executive Officer

HL REPRESENTATIVE:

/s/ Jeffrey E. Schwarz
Name:	Jeffrey E. Schwarz

ESCROW AGENT:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY, a New York corporation

By:	/s/ Ana Gois
	Name:	Ana Gois
	Title:	Vice President

STOCK ESCROW FEE SCHEDULE

Continental Stock Transfer & Trust (“CSST”) will act as stock escrow agent as follows:

CSST will hold the shares (either via certificate or book entry) for the term of the escrow specified in the Escrow Agreement.

Fees:

Review, execution and set up of the escrow and related required documents – one time fee	$1,500
Annual fee to act as Escrow Agent (payable up front)	$2,500

Additional services that may arise during the escrow term, such as voting or distributions will be billed upon appraisal of the service. Out-of-pocket charges will be billed at cost.

Exhibit A

Company Shareholder	Escrow Shares
Fusion Welcome, S.A.	159,374
Falcfive, LDA	8,075
Numberbubble, S.A.	8,075
Magno Efeito, S.A.	16,363
Key Family Holding Investimentos e Consultoria de Gestão, LDA	20,613
TOTAL	212,500

A-1